EXHIBIT 99.1

Endwave Reports First Quarter 2011 Financial Results

SAN JOSE, Calif., May 16, 2011 (GLOBE NEWSWIRE) -- Endwave Corporation (Nasdaq:ENWV), a leading provider of high-frequency RF solutions and semiconductor products for the telecommunications, satellite communications, electronic instruments and defense and security markets, today reported financial results for its first quarter, which ended on March 31, 2011. The SEC Form 10-Q for the Company's first quarter has also been filed, and provides additional financial detail on the quarter.

Revenues for the first quarter of 2011 were $1.2 million. This compares with revenues of $4.1 million in the prior quarter and $4.8 million in the first quarter of fiscal 2010. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the first quarter of 2011 was $3.9 million, or $0.39 per share. This compares with a net loss of $2.0 million, or $0.20 per share, in the prior quarter, and a net loss of $1.3 million, or $0.13 per share, in the first quarter of fiscal 2010.

Non-GAAP Results

Non-GAAP net loss in the first quarter of 2011 was $2.4 million, or $0.25 per share. This compares with non-GAAP net loss of $2.0 million, or $0.21 per share, in the prior quarter and non-GAAP net loss of $966,000, or $0.10 per share, in the first quarter of fiscal 2010.

For the first quarter of 2011, non-GAAP net loss was calculated by excluding restructuring charges of $804,000, transaction costs associated with the proposed merger with GigOptix, Inc. of $488,000 and non-cash stock-based compensation expense of $135,000. For the prior quarter, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $50,000 and a reversal of certain non-cash stock-based compensation of $74,000. For the year ago period, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $331,000 and the reversal of certain restructuring charges that resulted in a gain of $14,000.

Cash, cash equivalents and investments as of March 31, 2011 were $21.2 million, compared with $23.5 million as of December 31, 2010.

"As anticipated, 2011 began as a challenging year for the company," said John Mikulsky, Endwave's President and Chief Executive Officer. "The fall-off in legacy module product sales that began in 2010 continues to hamper our results.

"We believe, however, that 2011 will be a seminal year for our stockholders as a result of the pending merger transaction with GigOptix," continued Mikulsky. "The transaction remains on schedule to close in the second quarter of 2011.   Upon the close and in the years ahead, we look forward to working with the combined company as it pursues a leadership position as a high-speed, high-frequency supplier for optical and wireless communications."

Update on Pending Transaction

On February 7, 2011, GigOptix, Inc. announced that it signed a definitive merger agreement to acquire Endwave Corporation.   The SEC has now declared effective the S-4 registration statement relating to the proposed merger transaction.    Endwave stockholders must now approve the transaction in a special shareholder meeting that is scheduled for June 17.   Details will be sent to those stockholders eligible to vote as of the May 12 record date.

About Endwave

Endwave Corporation designs, manufactures and markets high frequency RF solutions and semiconductor products that enable the transmission, reception and processing of high-frequency signals in the telecommunications, satellite communications, electronic instruments and defense and security markets. Endwave has 43 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Folsom, CA and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.

The Endwave Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7711

Use of Non-GAAP Financial Information

To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures include net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of Endwave's current financial performance and Endwave's prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: the proposed merger with GigOptix, Inc.; market acceptance and growth in revenues of our new semiconductor product line; our suppliers' abilities to deliver raw materials to our specifications and on time; our customer and market concentration; our ability to achieve revenue growth and maintain profitability; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; component, design or manufacturing defects in our products; our dependence on key personnel; our ability to develop new or improved semiconductor process technologies; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2011	December 31, 2010

Assets
Current assets
Cash and cash equivalents	$ 9,342	$ 7,147
Short-term investments	11,880	16,380
Accounts receivables, net	1,254	2,600
Inventories	3,751	3,719
Other current assets	389	554
Total current assets	26,616	30,400
Property and equipment, net	1,932	2,048
Other assets	13	26
Total assets	$ 28,561	$ 32,474

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,561	$ 1,837
Accrued warranty	480	614
Accrued compensation	549	626
Other current liabilities	1,197	751
Total current liabilities	3,787	3,828

Other long-term liabilities	239	358
Total stockholders' equity	24,535	28,288
Total liabilities and stockholders' equity	$ 28,561	$ 32,474

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended
	March 31, 2011	March 31, 2010
Total revenues	$ 1,237	$ 4,834
Costs and expenses:
Cost of product revenues	1,036	3,391
Research and development	1,327	1,006
Sales and marketing	474	584
General and administrative	1,453	1,131
Restructuring	804	(14)
Total costs and expenses	5,094	6,098
Loss from operations	(3,857)	(1,264)
Interest and other income (expense), net	(7)	(19)
Loss from operations before provision for income taxes	(3,864)	(1,283)
Provision for income taxes	7	--
Net loss	$ (3,871)	$ (1,283)
Basic and diluted net loss per share	$ (0.39)	$ (0.13)
Shares used in calculating basic and diluted net loss per share	9,860,697	9,701,126

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended
	March 31, 2011	March 31, 2010
Total revenues	$ 1,237	$ 4,834
Costs and expenses:
Cost of product revenues	1,075	3,338
Research and development	1,318	911
Sales and marketing	396	516
General and administrative	878	1,016
Total costs and expenses	3,667	5,781
Loss from operations	(2,430)	(947)
Interest and other income (expense), net	(7)	(19)
Loss before provision for income taxes	(2,437)	(966)
Provisions for income taxes	7	--
Net loss	$ (2,444)	$ (966)
Basic and diluted net loss per share	$ (0.25)	$ (0.10)
Shares used in calculating basic and diluted net loss per share	9,860,697	9,701,126

Basis of presentation:
1. Non-GAAP operating results exclude restructuring, transaction costs associated with the proposed merger with GigOptix, Inc.
and non-cash stock compensation expense.

GAAP TO NON-GAAP NET LOSS RECONCILIATION
(in thousands)
(unaudited)

	Three months ended
	March 31, 2011	March 31, 2010
GAAP net loss	$ (3,871)	$ (1,283)
Cost of product revenues, stock-based compensation expense	(39)	53
Research and development, stock-based compensation expense	9	95
Sales and marketing, stock-based compensation expense	78	68
General and administrative, stock-based compensation expense	87	115
Transaction costs associated with the proposed merger with GigOptix, Inc.	488	--
Restructuring	804	(14)
Non-GAAP net loss	$ (2,444)	$ (966)

CONTACT: Mary McGowan
         Summit IR Group Inc.
         (408) 404-5401
         mary@summitirgroup.com